                                                                 EX-10.16







                              ANHEUSER-BUSCH
                   EXECUTIVE DEFERRED COMPENSATION PLAN



                         Effective January 1, 1994

                              ANHEUSER-BUSCH
                    EXECUTIVE DEFERRED COMPENSATION PLAN

                                 Preamble
                                 --------

Anheuser-Busch Companies, Inc. does hereby adopt the Anheuser-Busch Executive Deferred Compensation Plan set forth herein for the purpose of providing deferred compensation to a select group of management and highly compensated employees, effective as of January 1, 1994.

I.   DEFINITIONS

     Base Salary:  The substantially equal amounts owed by a
     -----------
Participating Employer to an Employee on a regular periodic basis in exchange for services rendered during a Year, regardless of when paid.

     Bonus:  Any amount awarded by a Participating Employer to an
     -----
Employee for a Year under a bonus plan, regardless of when awarded or paid.

     Company:  Anheuser-Busch Companies, Inc.
     -------

     Effective Date:  January 1, 1994.
     --------------

     Eligible Compensation:  As to any Year, a Participant's Base
     ---------------------
Salary and Bonus for such Year. No payments under the Company's Supplemental Life Insurance Program or any like program, taxable or non-taxable fringe benefits, stock-related compensation, international service premiums or other cash or in-kind compensation shall be taken into account as Eligible Compensation.

     Eligible Employee:  With respect to any Year, an Employee
     -----------------
who satisfies the requirements for participation in the Plan for the Year, as determined pursuant to Section II.

     Employee:  A salaried common-law employee of a Participating
     --------
Employer as determined from time to time. In no event shall any individual be classified as an Employee while he or she is in any of the following categories:

          (a) Independent contractors, including non-employee directors of the Company and its subsidiaries.


          (b)  Leased employees.

          (c)  Non-resident aliens.

          (d)  Professional baseball players.

          (e)  Collective bargaining unit members.
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     Participant:  With respect to any Year, an Eligible Employee
     -----------
who elects to defer a portion of his or her Eligible Compensation for the Year or who so elected with respect to an earlier Year as to which the entire amount deferred and all interest accrued thereon have not been paid.

     Participating Employer:  The Company and any other business
     ----------------------
entity in which the Company has an equity interest of at least fifty percent (50%), and which adopts this Plan, as determined from time to time.

     Plan:  Anheuser-Busch Executive Deferred Compensation Plan,
     ----
the Plan set forth herein, as duly amended from time to time.

     Related Employer:  Each Participating Employer and each
     ----------------
other legal entity as to which the Company has at least fifty percent (50%) of the voting power.

     Year:  Each calendar year commencing on or after January 1,
     ----
1994.

II.  ELIGIBILITY

     An Employee shall be an Eligible Employee for a Year only if the sum of the Employee's annual rate of Base Salary as of October 1 of the immediately preceding calendar year and the Employee's Bonus for the second preceding calendar year exceeds $250,000, as adjusted for each Year after 1994 in accordance with the Company's budgeted internal merit increase factor for that Year (hereinafter "$250,000 As Adjusted").

III. DEFERRAL ELECTIONS

     3.01.  Types of Election; Time of Election.  Each
     ----   -----------------------------------
Participant for a Year shall make the following irrevocable elections in writing on a form provided by the Company and delivered to the Company not later than the Company may direct, but in any event before the first day of the Year.

          (a)  The portion of the Participant's Eligible
     Compensation for the Year that shall be deferred; however:

               (i) The maximum portion of each installment of a Participant's Base Salary subject to deferral election hereunder shall be equal to a pro rata share of the
                                        --- ----
          portion of the Participant's Base Salary in excess of $250,000 As Adjusted. If by reason of Section 3.04, an

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          installment is insufficient to support any deferral, no
          make-up deferral shall be made from any future Base
          Salary installment.

               (ii) If a Participant's annual Base Salary rate is changed during a Year, the amounts deferred prior to the date of change shall not be changed, but the maximum portion of each installment that can be deferred after the change shall be adjusted as if the new annual Base Salary rate applied throughout the Year.

               (iii) The maximum portion of a Participant's Bonus subject to deferral election hereunder shall be equal to the amount by which the Participant's Eligible Compensation exceeds the sum of the portion of the Participant's Base Salary deferred hereunder plus $250,000 As Adjusted.

               (iv) If any portion of a Participant's total compensation from all Participating Employers for a Year would not be deductible for the Year by any Participating Employer under section 162(m) of the Internal Revenue Code, the Participant may elect to defer an indefinite amount equal to such non-deductible portion of the Participant's compensation, and the Company may adopt such special rules and procedures as it deems appropriate to carry out such election.

          (b) The period of deferral for amounts deferred during the Year, which may be a definite period of five (5), ten
     (10), fifteen (15) or twenty (20) Years including the Year of deferral, or an indefinite period ending on termination of the Participant's employment with all Related Employers, subject to extension provided for in Sections 3.01(e) and 3.02 or acceleration as provided for in Sections 5.01(b), 5.05, 5.06 and 5.07.

          (c) The interest rates to be applied to amounts deferred during the Year and to any previously deferred amounts as to which a new election is required under Section 4.01.

          (d) Whether payment of amounts deferred for the Year and interest accrued thereon shall be made in a single sum or in five (5) installments, subject to acceleration as provided for in Sections 5.02(c), 5.05, 5.06 and 5.07.

          (e) Whether payment of amounts deferred for the Year that become due on account of termination of the Participant's employment with all Related Employers shall

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     begin as of the first day of the calendar month following
     the termination or the January 1 following the termination.

     3.02.  Special Rule for Non-deductible Amounts.  Any amount
     ----   ---------------------------------------
otherwise payable under the Plan in a Year for which the Company determines that the amount would not be deductible by any Participating Employer under section 162(m) of the Internal
Revenue Code shall not be paid until such Year as the Company determines that the amount has ceased to be non-deductible by any Participating Employer under section 162(m) of the Internal
Revenue Code.  In the case of any inconsistency between this
Section 3.02 and any other provision of the Plan, this Section 3.02 shall govern, except in the case of Section 5.06.

     3.03.  Termination of Deferrals on Termination of Employment.
     ----   -----------------------------------------------------
If a Participant's employment with all Participating Employers is terminated before the end of a Year as to which the Participant elected to defer a portion of Eligible Compensation under the Plan:

          (a) Except for deferrals described in Section 3.01(a)(iv), all such deferrals shall cease upon such termination of employment, whether or not the Participant receives any amounts otherwise classified as Eligible Compensation after such termination, and

          (b)  No portion of the Participant's Eligible
     Compensation previously deferred during the Year shall be refunded to the Participant, even though the Participant's total Eligible Compensation for the Year may be less than $250,000 As Adjusted.

     3.04.   Miscellaneous Limitations on Deferral.
     ----    -------------------------------------
Notwithstanding Section 3.01, a Participant's deferral election for a Year shall be of no force or effect to the extent that it requires deferral of: (i) any amounts the Participant elects to contribute under the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan on either a before-tax or after-tax basis and the Anheuser-Busch 401(k) Restoration Plan; (ii) any amounts the Participant elects or is required to contribute under the Group Insurance Plan for Certain Employees of Anheuser-Busch Companies, Inc., the Anheuser-Busch Dependent Care Assistance Plan, the Anheuser-Busch Salaried Long-Term Disability Plan, or any other welfare benefit plan maintained by any Participating Employer; (iii) any payroll taxes, income taxes or any other taxes required to be withheld from the Participant's compensation which is subject to such taxes during the Year, including but not limited to FICA taxes and federal, state and local income taxes required to be withheld on the Participant's wages for the Year; and (iv) any amounts payable to a court or other individual or entity by court order.

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IV.  ACCRUAL OF INTEREST

     4.01.  Participant Elections.
     ----   ---------------------
          (a) Before the beginning of each Year, the Company shall offer one or more combinations of interest rates (hereinafter "Rates") and time periods (hereinafter "Terms") which shall apply to amounts deferred for the Year and to all prior deferrals and interest accrued thereon as to which the previous Terms expired on December 31 of the prior Year.

          (b) The Rates and Terms for each Year shall be determined by the Chief Financial Officer of the Company and shall correspond generally to the borrowing rates and terms that will be available to the Company for the Year on the basis of market rates in effect prior to announcement to Eligible Employees of the Rates and Terms for the Year.

          (c) All Terms shall commence on a January 1 and expire on a December 31. For example, if before January 1, 1995, a Participant elects a combination of a 3-Year Term and a 3% Rate for the amounts deferred by the Participant for 1995, the 3% Rate shall apply to all amounts deferred for 1995 from the date of deferral through December 31, 1997.

          (d) The Terms elected by a Participant need not be limited to the deferral period for the amount subject to the Term elected. For example, a Participant may elect a 10-Year Term for an amount the Participant has elected to be distributed after 5 Years.

          (e) Each Participant shall elect the Rate/Term combinations which shall apply to amounts the Participant defers for the Year and to the Participant's prior deferrals an interest accrued thereon as to which the previous Terms expired on December 31 of the prior Year.

     4.02.  Accrual of Interest during Deferral Period.  Interest
     ----   ------------------------------------------
shall accrue on the amounts deferred by a Participant for each Year in accordance with the Participant's elections from time to time as provided for in Section 4.01 until payment becomes due with respect to such amounts pursuant to Section V.

     4.03.  Accrual of Interest on Installment Payments.  If any
     ----   -------------------------------------------
amount is paid in installments pursuant to a Participant's election in accordance with Section 3.01(d), interest shall accrue on any balance thereof remaining to be paid in installments from time to time at the Rate in effect with respect to such amount on the day prior to the due date of the first installment.


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     4.04.  If Payment Is Delayed.
     ----   ---------------------

          (a)  In the event payment of an amount due a
     Participant occurs thirty (30) or fewer days after its due date, no interest shall accrue during the period between the due date and the date of payment.

          (b) In the event payment of any amount due a Participant occurs more than thirty (30) days after its due date, interest shall accrue during the period between the due date and the date of payment at an annual rate equal to the prime rate published by The Boatmen's National Bank of St. Louis as of the due date.

     4.05.  If Payment Is Accelerated.  If payment of an amount
     ----   -------------------------
due a Participant is accelerated for any reason, no interest shall accrue with respect to the accelerated amount after the date scheduled for accelerated payment, notwithstanding that the Participant previously elected a longer term or a later payment date, except as provided for in Section 4.04(b).


V.  PAYMENTS TO PARTICIPANTS

     5.01.  Time Payment Begins.
     ----   -------------------

          (a)  Subject to the remaining provisions of this
     Section V, payment of amounts deferred for a Year and interest accrued thereon shall begin as of January 1 of the Year following expiration of the deferral period the Participant elected therefor in accordance with Section 3.01(b).

          (b) Notwithstanding Section 5.01(a), payment of a Participant's deferred amounts and interest thereon shall begin not later than the first day of the calendar month following termination of the Participant's employment with all Related Employers on account of retirement, death or any reason or the January 1 following the termination, as elected by the Participant pursuant to Section 3.01(e).

     5.02.  Form of Payment.
     ----   ---------------

          (a) If a Participant elects payment of any amount in a single sum pursuant to Section 3.01(d), such single sum amount shall be due and payable as of the date determined pursuant to Section 5.01.

          (b) If a Participant elects payment of any amount in five (5) installments pursuant to Section 3.01(d), the initial installment shall be paid as of the first day of the calendar month following termination of the Participant's

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     employment with all Related Employers or as of the January 1 following the termination, as elected by the Participant pursuant to Section 3.01(e), and the remaining four (4) installments shall be paid as of January 1 of the next four
     (4) calendar years.

          (c) Notwithstanding Section 5.02(b): (i) if a Participant's employment with all Related Employers terminates before age fifty-five (55) for any reason other than the Participant's death or disability, or (ii) if a Participant's termination of employment with all Related Employers occurs before the end of the Participant's first Year of deferral under the Plan, the Company may determine that payment of the entire amount then accrued for the benefit of the Participant under the Plan shall be paid in a single sum, notwithstanding any election by the Participant to the contrary.

     5.03.  Set Off and Withholding.
     ----   -----------------------

          (a) Any amount then due and payable by the Company to any Participant or the successor to any Participant under this Plan may be offset by any amounts owed to any Related Employer by the Participant and/or the successor for any reason and in any capacity whatsoever, as the Company may determine in its sole and absolute discretion.

          (b) There shall be deducted from any amount payable under this Plan all taxes required to be withheld by any federal, state or local government. Participants and their beneficiaries shall bear any and all federal, state, local and other income taxes and other taxes imposed on amounts paid under the Plan, whether or not withholding is required or carried out in accordance with this provision.

     5.04.  Determination of Installment Amounts.  If payment of
     ----   ------------------------------------
a deferred amount occurs in installments, the amount of each installment shall be equal to the deferred amount and accrued interest thereon remaining unpaid as of the December 31 preceding payment, divided by the number of installments then remaining to be paid. For example, to determine the amount of the first installment, divide the total amount of the deferral and accrued interest as of the preceding December 31 by five (5); to determine the amount of the second installment, divide the amount of the deferral and accrued interest remaining to be paid as of the preceding December 31 by four (4), and so on.

     5.05.  Acceleration of Payment for Unforeseeable Emergency.
     ----   ---------------------------------------------------
          (a) The Company may determine that payment of any portion of the amount then accrued for the benefit of a Participant or beneficiary under the Plan shall be


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     accelerated on application of the Participant or beneficiary on account of and subject to reasonable proof of unforeseeable emergency as provided for in this Section 5.05.

          (b) For purposes of this Section 5.05, an unforeseeable emergency is a severe financial hardship to the Participant or beneficiary resulting from a sudden and unexpected illness or accident of the Participant or beneficiary or of a dependent (as defined in section 152(a) of the Internal Revenue Code) of the Participant or beneficiary, loss of the Participant's or beneficiary's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or beneficiary. The circumstances that will constitute an unforeseeable emergency will depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved--

               (i) Through reimbursement or compensation by insurance or otherwise,

               (ii) By liquidation of the Participant's or beneficiary's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship, or

               (iii) By cessation of deferrals under this Plan or by cessation of elective deferrals if and when possible under any other deferred compensation plan for which the Participant or beneficiary is eligible; provided that a Participant shall not be permitted to cease deferrals under this plan as of any date other than a January 1.

     Examples of what are not considered to be unforeseeable emergencies include the need to send a Participant's or beneficiary's child to college or the desire to purchase a home.

          (c) Withdrawal of amounts because of an unforeseeable emergency shall be permitted only to the extent reasonably needed to satisfy the emergency need.

          (d) All determinations under this Section 5.05 shall be made by an Administrative Committee appointed pursuant to
     Section 6.01(c).

          (e) Notwithstanding any other provision of this Section 5.05, authorization of distribution on account of hardship under the Anheuser-Busch Deferred Income Stock Purchase and

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     Savings Plan shall automatically terminate any deferral
     election of the Participant then in force with respect to Eligible Compensation and further deferrals under this Plan shall not be permitted for a period of twelve (12) months.

     5.06.  Change in Control.
     ----   -----------------

          (a) If a Change in Control (as defined in Section 5.06(b)) shall occur, then, notwithstanding anything to the contrary herein, the entire amount accrued on behalf of a Participant under the Plan as of the Change in Control Date shall be paid in a single sum within 30 days after the Change in Control Date.

          (b) For purposes of this Plan, a "Change in Control" shall occur if:

               (i) Any Person (as defined herein) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 as amended ("Act")) of more than 50% of the Company's then outstanding voting securities (measured on the basis of voting power);

               (ii) The shareholders of the Company approve a definitive agreement to merge or consolidate the Company with any other corporation, other than an agreement providing for (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities;

               (iii) A change occurs in the composition of the Board of Directors of the Company during any period of twenty-four consecutive months such that individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's


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          shareholders, of each new director was approved by a
          vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

               (iv) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

     A Change in Control shall be deemed to have occurred on the date as of which any of the events described in clauses (i) through (iv) occur (such date being referred to as "Change in Control Date"). For purposes of this paragraph, "Person" shall have the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (aa) the Company or any of its subsidiaries, (bb) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (cc) an underwriter temporarily holding securities pursuant to an offering of such securities, or (dd) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Company stock.

          (c) Following a Change in Control, the provisions of this Section 5.06 cannot, after the Change in Control Date, be amended in any manner without the written consent of each individual who was a Participant immediately prior to a Change in Control.

          (d) Following a Change in Control, this Plan may continue in effect, notwithstanding that payment of benefits shall have been made under Section 5.06(a).

          (e) If by reason of this Section 5.06 an excise or other special tax ("Excise Tax") is imposed on any payment under the Plan (a "Required Payment"), the amount of each Required Payment shall be increased by an amount which, after payment of income taxes, payroll taxes and Excise Tax thereon, will equal such Excise Tax on the Required Payment.

     5.07.  General Right to Accelerate Payment.  Notwithstanding
     ----   -----------------------------------
Sections 5.01 and 5.02, the Company by its proper officers in its sole discretion may direct current payment of all amounts that all Participants have elected to defer pursuant to Section 3.01 and all interest then accrued thereon.

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     5.08.  Payments After Death.
     ----   --------------------

          (a) Except as otherwise provided in this Section 5.08, any amount payable under this Plan as a result of or following the death of a Participant shall be applied only for the benefit of the beneficiary or beneficiaries designated by the Participant pursuant to this Section 5.08. Each Participant shall specifically designate, by name, on forms provided by the Company, the beneficiary(ies) to whom any such amounts shall be paid. A Participant may change or revoke a beneficiary designation without the consent of the beneficiary(ies) at any time by filing a new beneficiary designation form with the Company. The filing of a new form shall automatically revoke any forms previously filed with the Company. A beneficiary designation form not properly filed with the Company prior to the death of the Participant shall have no validity under the Plan.

          (b) Any such designation shall be contingent on the designated beneficiary surviving the Participant. If a designated beneficiary survives the Participant but dies before receiving the entire amount payable to the designated beneficiary hereunder, the amount which would otherwise have been so paid shall be paid to the estate of the deceased beneficiary unless a contrary direction was made by the Participant, in which case such direction shall control. More than one beneficiary, and alternative or contingent beneficiaries, may be designated, in which case the Participant shall specify the shares, terms and conditions upon which amounts shall be paid to such multiple or alternative or contingent beneficiaries, all of which must be satisfactory to the Company.

          (c) If no beneficiary designation is on file with the Company at the time of the Participant's death or no beneficiary designated by the Participant survives the Participant, the Participant's estate shall be deemed to be the beneficiary designated to receive any amounts then remaining payable under this Plan.

          (d) In determining any question concerning a Participant's beneficiary, the latest designation filed with the Company shall control and intervening changes in circumstances shall be ignored. For example, if a Participant's spouse is designated as beneficiary but thereafter is divorced from the Participant, such designation shall remain valid unless and until the Participant files a later beneficiary designation form with the Company.

          (e) Any check issued on or before the date of a Participant's death shall remain payable to the Participant, whether or not the check is received by the Participant prior to death. Any check issued after the date of the Participant's death shall be the property of the Participant's beneficiaries determined in accordance with this Section 5.08.

          (f)  A Participant's election of payment in
     installments shall not be altered by reason of the Participant's death.

     5.09.  All Payments to be Made by the Company.  All payments
     ----   --------------------------------------
due any Participant or beneficiary under this Plan shall be the sole responsibility of the Company.


VI.   ADMINISTRATION

     6.01.  Administrative Duties of the Company.
     ----   ------------------------------------

          (a) The Company shall have sole responsibility for the administration of the Plan.

          (b) The Company shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. The Company shall interpret the Plan; shall determine all questions arising in the administration, interpretation, and application of the Plan; and shall construe any ambiguity, supply any omission, and reconcile any inconsistency in such manner and to such extent as the Company deems proper. Any interpretation or construction placed upon any term or provision of the Plan by the Company, any decisions and determinations of the Company arising under the Plan, including without limiting the generality of the foregoing:
     (i) the eligibility of any individual to become or remain a Participant and a Participant's status as such, and Eligible Compensation for any Year; (ii) the time, method and amounts of payments payable under the Plan; (iii) the rights of Participants; and any other action or determination or decision whatsoever taken or made by the Company in good faith shall be final, conclusive, and binding upon all persons concerned, including, but not limited to, the Company, all Participating Employers and all Participants and beneficiaries.

          (c) The Chief Financial Officer of the Company shall appoint one or more Employees to carry out the Company's duties hereunder.

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

          (d) The Company may employ accountants, counsel, specialists, and other persons necessary to help carry out its duties and responsibilities under the Plan. The Company or any appointee shall be entitled to rely conclusively upon any opinions or reports which shall be furnished to it or him by such accountants, counsel, specialists, and other persons.

          (e) No Employee shall participate in determining his or her own entitlement under the Plan.

     6.02.  Claims Procedures.
     ----   -----------------

          (a) The Company shall make all decisions and determinations respecting the right of any person to a payment under the Plan.

          (b) The following procedure shall be followed with respect to claims under the Plan:

               (i)  Any claimant who believes he or she is
          entitled to a benefit under this Plan shall submit a claim for such benefit in writing to the Company.

               (ii) Any decision by the Company denying a claim in whole or in part shall be stated in writing by the Company and delivered or mailed to the claimant within ninety (90) days after receipt of the claim by the Company unless special circumstances require an extension of time for processing, but in any event within one hundred eighty (180) days after such receipt. If such an extension of time is taken, the Company shall inform the claimant of the delay in writing before the expiration of the initial ninety
          (90) day period, including the reasons therefor and the date by which the Company expects to render a decision. Any decision denying a claim shall set forth the specific reasons for the denial with specific references to Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim and the reasons therefor, and an explanation of the Plan's claim review procedure as provided for in Section 6.02(b)(iii), all written in a manner calculated to be understood by the claimant. If the Company does not notify the claimant of denial of the claim or the need for an extension of time within the initial ninety (90) day period, the claim shall be deemed denied.

               (iii) If a claim is denied in whole or in part, the claimant or his or her duly authorized representative may request a review by the Company of the decision upon written application to the Company within sixty (60) days after notification of the decision. The claimant or his or her duly authorized representative may review pertinent documents and submit issues and comments in writing. The Company shall make its decision on review not later than sixty
          (60) days after receipt of the request for review unless special circumstances require an extension of time for processing, in which case its decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of the request for review. If such an extension of time is taken, the Company shall inform the claimant of the delay in writing before the expiration of the initial sixty (60) day period. The decision on review shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant and specific references to the pertinent plan provisions on which the decision is based. If the Company does not notify the claimant of its decision on review within the period herein provided for, the claim shall be deemed denied on review.

          (c)  The Company may adopt such rules as it deems
     necessary, desirable, or appropriate to carry out its duties
     under this Section 6.02.   All rules, decisions and determinations
     of the Company under this Section 6.02 shall be uniformly and consistently applied. Any action or determination or decision whatsoever taken or made by the Company under this
     Section 6.02 in good faith shall be final, conclusive, and binding upon all persons concerned, including, but not limited to, the Company, all Participating Employers and all Participants and beneficiaries.

          (d) The procedure provided for in this Section 6.02 shall be the sole, exclusive and mandatory procedure for resolving any dispute under this Plan.

     6.03.  Books and Records.
     ----   -----------------

          (a) The Company shall keep such books, records, and other data as it deems necessary for proper administration of the Plan, including but not limited to records of each Participant's Eligible Compensation, elections, deferred amounts, Rates and Terms, interest accrued, amounts payable to each Participant from time to time, and amounts paid to each Participant or beneficiary from time to time.

          (b) The records of the Company shall be conclusive on all persons unless proved incorrect to the satisfaction of the Company.

          (c) The Company shall comply with all reporting and disclosure requirements of the law and shall maintain all records required by law.

     6.04.  Notices.
     ----   -------

          (a) Any notice from the Company to any Participant shall be in writing and shall be given by delivery to the Participant, or by mailing to the last known residence address of the Participant. Any notice from a Participant to the Company shall be in writing and shall be given by delivery to the Pension Department of the Company at the Company's headquarters, except as otherwise designated by the Company. Notices shall be effective on the date of actual delivery.

          (b) Each Participant shall furnish all information, including post office address and each change of post office address, proofs, receipts and releases, as may be required by the Company.

          (c) Any communication, statement or notice addressed to any individual at the last post office address filed with the Company shall be binding for all purposes of the Plan, and the Company shall not be obligated to search for or ascertain the whereabouts of any such individual.

          (d) Except as provided in Section III, any notice required by the Plan may be waived by the Company or any Participant.


VII.   AMENDMENT AND TERMINATION

     The Chief Financial Officer of the Company shall have authority to amend or terminate the Plan on behalf of the Company in his sole discretion at any time, except as follows:

          (a) Amendments that provide for substantial increases in benefits shall require approval by the Compensation
     Committee of the Board of Directors of the Company.

          (b) No amendment shall reduce the amount accrued for the benefit of a Participant immediately prior to the effective date of the amendment.

          (c) No amendment shall reduce any Rate elected by a Participant before expiration of the Term provided therefor when the election was made unless the amount governed by the Rate and Term is distributed to the Participant in connection with termination of the Plan or otherwise pursuant to the Plan.

VIII.     PARTICIPATING EMPLOYERS OTHER THAN THE COMPANY

     8.01.  Adoption.  A Participating Employer other than the
     ----   --------
Company shall adopt this Plan by written instrument executed by its proper officers, subject to the written approval of the Company. Adoption of the Plan by a Participating Employer shall constitute automatic delegation of all rights and duties it might otherwise reserve to itself under the Plan to the Company, including full authority to amend or terminate the Plan.

     8.02.  Withdrawal.  A Participating Employer shall
     ----   ----------
automatically withdraw from the Plan if and when the Company ceases to have an equity interest of at least fifty percent (50%) without the execution of any other instrument. A Participating Employer may voluntarily withdraw from the Plan on not less than thirty (30) days' written notice from its proper officers.

     8.03.  Succession.  In the event of dissolution, merger,
     ----   ----------
consolidation, or spin-off involving a Participating Employer, the entity surviving the transaction shall succeed to the rights and duties of the affected Participating Employer without the execution of any other instrument.

IX.   MISCELLANEOUS

     9.01.  Company's Obligations Unsecured.  It is the intention
     ----   -------------------------------
of the Company and all Participants that the Plan shall be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time. Amounts payable to Participants under this Plan shall be paid solely from the general assets of the Company as they come due from time to time. No Participant and no successor of any Participant shall have any property interest whatsoever in any asset of the Company on account of participation in this Plan. Participants' rights under this Plan shall be no greater than the right of an unsecured general creditor of the Company. Nothing in this Plan shall require the Company to invest any amount in any asset or type of asset.

     9.02.  No Alienation.  Except as required by law, amounts
     ----   -------------
payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary; any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to payment hereunder shall be void, and the Company shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any Participant or other person.

     9.03.  No Waiver of Rights.  Except as provided for in
     ----   -------------------
Section 6.02, no failure or delay by the Company or any Participant to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     9.04.  Severability.  The invalidity of any particular
     ----   ------------
clause, provision or covenant herein shall not invalidate all or any part of the remainder of this Plan, but such remainder shall be and remain valid in all respects as fully as the law will permit.

     9.05.  Legal Expenses.  In any proceeding to enforce rights
     ----   --------------
and obligations hereunder, the unsuccessful party shall pay the successful party an amount equal to all reasonable out-of-pocket expenses (including reasonable legal expenses and court costs) incurred by the successful party.

     9.06.  Presumption of Competence.  Every person receiving or
     ----   -------------------------
claiming amounts payable under this Plan shall be conclusively presumed to be mentally competent and of legal age unless and until the Company receives proof satisfactory to the Company that the person is incompetent or is a minor or that a guardian or other person legally vested with the care of the person's estate has been appointed.

     9.07.  Facility of Payment.  If any amount is payable
     ----   -------------------
hereunder to a minor or other person under legal disability or otherwise incapable of managing his or her own affairs, as determined by the Company in its sole discretion, payment thereof shall be made in one (or any combination) of the following ways, as the Company shall determine in its sole discretion:

     (i)    Directly to said minor or other person;

     (ii)   To a custodian for said minor or other person
            (whether designated by the Company or any other person) under the Missouri Transfers to Minors Law, the Missouri Personal Custodian Law or a similar law of any other jurisdiction;

     (iii) To the conservator of the estate of said minor or other person; or

     (iv) To some relative or friend of such minor or other person for the support, welfare or education of such minor or other person.

The Company shall not be required to see to the application of any payment so made, and payment to the person determined by the Company shall fully discharge the Company from any further accountability or responsibility with respect to the amount so paid.

     9.08.  No Guarantee of Employment or Compensation.  No
     ----   ------------------------------------------
provision of this Plan shall restrict any Related Employer from discharging a Participant from employment or restrict any Participant from resigning from employment with any Related Employer. No provision of this Plan shall restrict any Related Employer from increasing or decreasing the compensation of any Employee.

     9.09.  Plan Provisions Binding.  The provisions of the Plan
     ----   -----------------------
shall be binding upon the Company, all Participating Employers and all persons entitled to benefits under the Plan and their respective successors, heirs and legal representatives.

     9.10.  Rules of Interpretation.  Words of gender shall
     ----   -----------------------
include persons and entities of any gender, the plural shall include the singular, and the singular shall include the plural. Captions are intended to assist in reference and shall not be interpreted as part of the Plan.

     9.11.  Missouri Law Controls.  Subject to the applicable
     ----   ---------------------
provisions of the Employee Retirement Income Security Act of 1974 which provide to the contrary, this Plan shall be administered, construed, and enforced according to the laws of the State of Missouri and in Courts situated in that State.

     9.12.  Counterparts.  This Plan may be executed in two or
     ----   ------------
more counterparts, any one of which shall constitute an original without reference to the others.

     IN WITNESS WHEREOF, Anheuser-Busch Companies, Inc. executed this Plan this 23rd day of November, 1993, effective as of the 1st day of January, 1994.

                                ANHEUSER-BUSCH COMPANIES,INC.



                                By s/JERRY E. RITTER
                                  ------------------------------
                                  Jerry E. Ritter
                                  Chief Financial Officer

WPPCGW/1025.nrl

                             TABLE OF CONTENTS
                             -----------------

Preamble . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

I.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Base Salary . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Bonus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Effective Date. . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Eligible Compensation . . . . . . . . . . . . . . . . . . . . . . .  1
     Eligible Employee . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Employee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
     Participant . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Participating Employer. . . . . . . . . . . . . . . . . . . . . . .  2
     Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     Year. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

II.  ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

III. DEFERRAL ELECTIONS. . . . . . . . . . . . . . . . . . . . . . . . .  2
     3.01.  Types of Election; Time of Election. . . . . . . . . . . . .  2
     3.02.  Special Rule for Non-deductible Amounts. . . . . . . . . . .  4
     3.03.  Termination of Deferrals on Termination of
            Employment . . . . . . . . . . . . . . . . . . . . . . . . .  4
     3.04.  Miscellaneous Limitations on Deferral. . . . . . . . . . . .  4

IV.  ACCRUAL OF INTEREST . . . . . . . . . . . . . . . . . . . . . . . .  5
     4.01.  Participant Elections. . . . . . . . . . . . . . . . . . . .  5
     4.02.  Accrual of Interest during Deferral Period . . . . . . . . .  5
     4.03.  Accrual of Interest on Installment Payments. . . . . . . . .  5
     4.04.  If Payment Is Delayed. . . . . . . . . . . . . . . . . . . .  6
     4.05.  If Payment Is Accelerated. . . . . . . . . . . . . . . . . .  6

V.   PAYMENTS TO PARTICIPANTS. . . . . . . . . . . . . . . . . . . . . .  6
     5.01.  Time Payment Begins. . . . . . . . . . . . . . . . . . . . .  6
     5.02.  Form of Payment. . . . . . . . . . . . . . . . . . . . . . .  6
     5.03.  Set Off and Withholding. . . . . . . . . . . . . . . . . . .  7
     5.04.  Determination of Installment Amounts . . . . . . . . . . . .  7
     5.05.  Acceleration of Payment for Unforeseeable
            Emergency. . . . . . . . . . . . . . . . . . . . . . . . . .  7
     5.06.  Change in Control. . . . . . . . . . . . . . . . . . . . . .  9
     5.07.  General Right to Accelerate Payment. . . . . . . . . . . . . 10
     5.08.  Payments After Death . . . . . . . . . . . . . . . . . . . . 11
     5.09.  All Payments to be Made by the Company . . . . . . . . . . . 12

VI.  ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     6.01.  Administrative Duties of the Company . . . . . . . . . . . . 12
     6.02.  Claims Procedures. . . . . . . . . . . . . . . . . . . . . . 13
     6.03.  Books and Records. . . . . . . . . . . . . . . . . . . . . . 14
     6.04.  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . 15

VII. AMENDMENT AND TERMINATION . . . . . . . . . . . . . . . . . . . . . 15

VIII.PARTICIPATING EMPLOYERS OTHER THAN THE COMPANY. . . . . . . . . . . 16
     8.01.  Adoption . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     8.02.  Withdrawal . . . . . . . . . . . . . . . . . . . . . . . . . 16
     8.03.  Succession . . . . . . . . . . . . . . . . . . . . . . . . . 16

IX.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     9.01.  Company's Obligations Unsecured. . . . . . . . . . . . . . . 16
     9.02.  No Alienation. . . . . . . . . . . . . . . . . . . . . . . . 16
     9.03.  No Waiver of Rights. . . . . . . . . . . . . . . . . . . . . 17
     9.04.  Severability . . . . . . . . . . . . . . . . . . . . . . . . 17
     9.05.  Legal Expenses . . . . . . . . . . . . . . . . . . . . . . . 17
     9.06.  Presumption of Competence. . . . . . . . . . . . . . . . . . 17
     9.07.  Facility of Payment. . . . . . . . . . . . . . . . . . . . . 17
     9.08.  No Guarantee of Employment or Compensation . . . . . . . . . 18
     9.09.  Plan Provisions Binding. . . . . . . . . . . . . . . . . . . 18
     9.10.  Rules of Interpretation. . . . . . . . . . . . . . . . . . . 18
     9.11.  Missouri Law Controls. . . . . . . . . . . . . . . . . . . . 18
     9.12.  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 18
































                              -ii-